Exhibit 32.2

Certification

of

Periodic Financial Report

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Terence P. Delaney, Interim Chief Financial Officer of Sunoco, Inc., certify that the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Sunoco, Inc.

Date: February 24, 2009	/s/ Terence P. Delaney
Terence P. Delaney
Interim Chief Financial Officer